UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2023

SOUTHWEST GAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37976	81-3881866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8360 S. Durango Drive
Post Office Box 98510
Las Vegas, Nevada 89193-8510
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (702) 876-7237

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Southwest Gas Holdings, Inc. Common Stock, $1 Par Value	SWX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 20, 2023, the board of directors (the “Board”) of Southwest Gas Holdings, Inc. (the “Company”) adopted an amendment to the Company’s bylaws (the “Bylaw Amendment”), which became effective immediately upon adoption. The Bylaw Amendment, provides that the deadline (the “Stockholder Proposal Deadline”) for the receipt of written notice by a stockholder of any business, including the nomination of any person for election to the Board, to be brought before the Company’s 2024 annual meeting of stockholders, including any adjournments or postponements thereof (the “2024 Annual Meeting”), shall be the close of business on December 22, 2023 or such later date (if any) as the Board on or prior to December 22, 2023 may determine. The Bylaw Amendment has the effect of extending the term of the Amended and Restated Cooperation Agreement, dated as of October 24, 2022 (the “Cooperation Agreement”), by and among the Company and Carl C. Icahn and the persons and entities named therein by 30 days as the Cooperation Agreement terminates 30 days prior to the deadline for shareholder nominations for the 2024 Annual Meeting.

The foregoing description of the Bylaw Amendment is qualified in its entirety by reference to the full text of the Bylaw Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to Amended and Restated Bylaws of Southwest Gas Holdings, Inc., effective October 20, 2023.

104	Cover Page formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

October 25, 2023	/s/ THOMAS E. MORAN
Thomas E. Moran
Vice President/General Counsel/Corporate Secretary